UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 17, 2010 (March 17, 2010)
ADVOCAT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1621 Galleria Boulevard Brentwood, TN 37027-2926
(Address of principal executive offices)
(615) 771-7575
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On March 17, 2010, the Company entered into an agreement with a bank for a new $15 million revolving credit facility, replacing its current bank revolving credit facility which was to expire in August 2010. In addition to replacing the existing revolving credit facility, the Company used $3.2 million in proceeds from the new facility to retire an existing bank term loan. The new revolver is secured by accounts receivable, has a term of three years and bears interest at the Company’s option of LIBOR (subject to a floor of 3.0%) plus 3.5% or the bank’s prime lending rate. A press release regarding this credit facility is attached as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits

Number	Exhibit
99.1	Press release dated March 17, 2010
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr.
Chief Financial Officer

Date: March 17, 2010

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated March 17, 2010